Exhibit 99.1
Hub Group, Inc. Reports Third Quarter 2011 Earnings

DOWNERS GROVE, IL, October 24, 2011, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended September 30, 2011.

Hub Group reported income of $16.3 million for the third quarter ended September 30, 2011, an increase of 29% compared to the third quarter of 2010.  Hub Group’s diluted earnings per share was $0.44 for the third quarter of 2011, which represents an increase of 29% when compared with the prior year period.

The Hub segment’s revenue increased 17% to $561 million.  Third quarter intermodal revenue increased 19% to $402 million.  The increase was attributable to a 10% volume increase and a 9% increase for fuel, price and mix.  Truck brokerage revenue decreased 3% to $83 million this quarter.  Third quarter Unyson Logistics revenue increased 39% to $76 million.  Hub’s operating income increased $4.2 million, which represents an increase of 20% when compared with the prior year period.  The Hub results include approximately $335,000 of restructuring costs related to truck brokerage operations.

The Mode segment’s revenue was $206 million for the third quarter.  Operating income was $1.7 million.  The Mode results include approximately $800,000 of costs related to integration.

Hub Group ended the quarter with $43 million in cash.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Monday, October 24, 2011 to discuss its third quarter results.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer, and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com .  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 713-4211.  The conference call participant code is 96261580. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PH9K4Q4KR.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2010 and the reports on Form 10-Q for the periods ended March 31, 2011 and June 30, 2011.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2011	2010	2011	2010

Revenue	$760,379	$478,417	$2,005,467	$1,353,824
Transportation costs	673,657	421,020	1,776,685	1,197,033
Gross margin	86,722	57,397	228,782	156,791

Costs and expenses:
Salaries and benefits	32,023	25,547	91,570	72,868
Agent fees and commissions	13,884	641	28,400	1,774
General and administrative	12,612	9,564	37,523	28,640
Depreciation and amortization	1,560	938	3,968	2,845
Total costs and expenses	60,079	36,690	161,461	106,127

Operating income	26,643	20,707	67,321	50,664

Other income (expense):
Interest expense	(236)	(12)	(319)	(38)
Interest and dividend income	41	35	118	83
Other, net	17	(68)	286	84
Total other (expense) income	(178)	(45)	85	129

Income before provision for income taxes	26,465	20,662	67,406	50,793

Provision for income taxes	10,189	8,045	26,242	19,844

Net income	$16,276	$12,617	$41,164	$30,949

Basic earnings per common share	$0.44	$0.34	$1.12	$0.83

Diluted earnings per common share	$0.44	$0.34	$1.11	$0.83

Basic weighted average number of shares outstanding	36,923	37,118	36,903	37,358

Diluted weighted average number of shares outstanding	37,065	37,288	37,049	37,504

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
	Three Months
	Ended September 30, 2011
			Inter-Segment	Hub Group
	Hub	Mode	Elims	Consolidated
Revenue	$560,810	$205,961	$(6,392)	$760,379
Transportation costs	497,204	182,845	(6,392)	673,657
Gross margin	63,606	23,116	-	86,722

Costs and expenses:
Salaries and benefits	26,884	5,139	-	32,023
Agent fees and commissions	660	13,224	-	13,884
General and administrative	10,141	2,471	-	12,612
Depreciation and amortization	1,003	557	-	1,560
Total costs and expenses	38,688	21,391	-	60,079

Operating income	$24,918	$1,725	$-	$26,643

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
	Nine Months
	Ended September 30, 2011
			Inter-Segment	Hub Group
	Hub	Mode	Elims	Consolidated
Revenue	$1,606,607	$407,717	$(8,857)	$2,005,467
Transportation costs	1,423,108	362,434	(8,857)	1,776,685
Gross margin	183,499	45,283	-	228,782

Costs and expenses:
Salaries and benefits	81,796	9,774	-	91,570
Agent fees and commissions	2,049	26,351	-	28,400
General and administrative	32,464	5,059	-	37,523
Depreciation and amortization	2,890	1,078	-	3,968
Total costs and expenses	119,199	42,262	-	161,461

Operating income	$64,300	$3,021	$-	$67,321

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2011	December 31, 2010
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$42,652	$115,144
Accounts receivable trade, net	343,579	185,879
Accounts receivable other	19,068	17,958
Prepaid taxes	128	296
Deferred taxes	7,421	3,314
Prepaid expenses and other current assets	9,603	6,569
TOTAL CURRENT ASSETS	422,451	329,160

Restricted investments	13,237	11,421
Property and equipment, net	110,055	47,806
Other intangibles, net	20,496	5,856
Goodwill, net	262,640	233,029
Other assets	2,406	2,135
TOTAL ASSETS	$831,285	$629,407

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$210,993	$121,078
Accounts payable other	17,209	10,064
Accrued payroll	18,535	14,378
Accrued other	37,824	21,898
Current portion of capital lease	2,219	-
TOTAL CURRENT LIABILITIES	286,780	167,418

Non-current liabilities	16,971	13,950
Deferred taxes	82,728	71,739
Non-current portion of capital lease	24,038	-

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2011 and 2010	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2011 and 2010; 36,855,343 shares outstanding in 2011 and 36,638,359 shares outstanding in 2010	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2011 and 2010	7	7
Additional paid-in capital	167,846	169,722
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	384,174	343,010
Other comprehensive income	1	6
Treasury stock; at cost, 4,369,449 shares in 2011 and 4,586,433 shares in 2010	(116,214)	(121,399)
TOTAL STOCKHOLDERS' EQUITY	420,768	376,300
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$831,285	$629,407

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$41,164	$30,949
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,944	6,078
Deferred taxes	7,189	7,325
Compensation expense related to share-based compensation plans	3,675	2,720
(Gain) loss on sale of assets	(16)	46
Changes in operating assets and liabilities, net of effects of acquisition:
Restricted investments	362	(938)
Accounts receivable, net	(57,275)	(66,443)
Prepaid taxes	167	464
Prepaid expenses and other current assets	(2,275)	517
Other assets	406	(491)
Accounts payable	29,316	39,692
Accrued expenses	12,881	6,497
Non-current liabilities	(344)	847
Net cash provided by operating activities	46,194	27,263

Cash flows from investing activities:
Proceeds from sale of equipment	316	871
Purchases of property and equipment	(35,382)	(13,362)
Cash used in acquisitions, net of cash acquired	(83,057)	-
Net cash used in investing activities	(118,123)	(12,491)

Cash flows from financing activities:
Proceeds from stock options exercised	78	18
Purchase of treasury stock	(1,513)	(23,822)
Capital lease payments	(185)	-
Excess tax benefits from share-based compensation	1,069	198
Net cash used in financing activities	(551)	(23,606)

Effect of exchange rate changes on cash and cash equivalents	(12)	14

Net decrease in cash and cash equivalents	(72,492)	(8,820)
Cash and cash equivalents beginning of period	115,144	126,863
Cash and cash equivalents end of period	$42,652	$118,043